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                                                                   EXHIBIT 10.66


                              CONSENT AND AGREEMENT
                                       TO
                               BUYOUT AND RELEASE
                         (KEAN- SHINGLE SPRINGS PROJECT)

      THIS CONSENT AND AGREEMENT TO BUYOUT AND RELEASE is made and entered into this 30th day of January 2003, by and among Kevin M. Kean ("Kean"), Lakes KAR Shingle Springs, L.L.C., a Delaware limited liability company (the "Project Company"), Lakes Entertainment, Inc. f/k/a Lakes Gaming, Inc. ("Lakes Entertainment"), and Lakes Shingle Springs, Inc. (hereinafter referred to as "LASS" and which entity is a wholly owned subsidiary of Lakes Gaming and Resorts, LLC which is a wholly owned subsidiary of Lakes Entertainment).

                                    RECITALS

WHEREAS, Kean Argovitz Resorts-Shingle Springs, L.L.C. ("KARSS" and a limited liability company owned by Kean and Jerry A. Argovitz ("Argovitz")) previously entered into a Development Agreement, Management Agreement and related documents (the "Original Development Documents") with the Shingle Springs Band of Miwok Indians (the "Tribe") related to the design, construction and management of a new Indian gaming facility on its tribal lands (the "Project");

WHEREAS, pursuant to a letter agreement dated June 21, 1999 (the "Letter Agreement") between KARSS and Lakes Entertainment, such parties agreed to form a joint venture to design, construct and manage the Project and in connection therewith executed or caused to be executed each of the documents described below (collectively with the Letter Agreement, the "Joint Venture Documents"):

      (i) LASS and KARSS created and are the sole members of the Project Company pursuant to that certain Operating Agreement dated July 29, 1999 (the "Operating Agreement");

      (ii) Pursuant to that certain Assignment and Assumption Agreement dated July 29, 1999 between LASS and the Project Company, KARSS assigned to the Project Company all of KARSS's right, title and interest in and to the Original Development Documents;

      (iii) Pursuant to that certain Assignment and Assumption Agreement and Consent to Assignment and Assumption dated July 29, 1999, among Lakes Entertainment, LASS and KARSS, Lakes Entertainment assigned to LASS all of Lakes Entertainment's right, title and interest in and to the Letter Agreement;

      (iv) Pursuant to that certain Guaranty dated July 29, 1999 executed by Lakes Entertainment in favor of KARSS (the "Guaranty"), Lakes Entertainment




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            guaranteed the obligations of LASS under the Operating Agreement and certain other documents described with specificity therein;

      (v) Pursuant to that certain Management Agreement dated July 29, 1999 between LASS and the Project Company (the "LASS Management Agreement"), the parties agreed that LASS would provide certain management services on behalf of the Project Company with respect to the Project;

      (vi) Pursuant to the Letter Agreement and the Operating Agreement, LASS has extended certain loans to the Project Company referred to as the "Development Loan" and "Equity Advance" which are evidenced by a certain Promissory Note dated July 29, 1999 made payable by the Project Company to LASS in (the "Project Company Note"), which Note is secured by that certain Security Agreement dated July 29, 1999 executed by the Project Company in favor of LASS, pursuant to which the Project Company granted LASS a security interest in all of its assets; such Note is also sometimes referred to as the "Interim Promissory Note"; and

      (vii) LASS extended a $970,000 loan to KARSS the repayment of which is evidenced by certain Promissory Note dated July 29, 1999 made payable by KARSS to LASS in the original principal amount of $970,000 (the "KARSS Note"), which Note is secured by that certain Pledge Agreement dated July 29, 1999 executed by KARSS in favor of LASS (the "KARSS Pledge Agreement") pursuant to which KARSS granted LASS a security interest in all of KARSS membership interest and related rights in and to the Project Company; and

WHEREAS, the Original Development Documents were amended and restated pursuant to that certain Memorandum of Agreement Regarding Gaming Development and Management Agreement (the "Amended Management Agreement") and related documents dated as of May 5, 2000 (as heretofore and hereafter amended, the Amended Management Agreement and such related documents shall be collectively referred to as the "Amended Development Documents");

WHEREAS, to achieve regulatory approvals in a timely manner for the Amended Management Agreement and related documents and agreements, if necessary, related to the Project from the National Indian Gaming Commission (the "NIGC") and other applicable regulatory authorities (the "Regulatory Approvals"), KARSS and Kean have agreed to enter into this Agreement;

WHEREAS, Kean and Argovitz entered into a Settlement Agreement dated October 22, 2002 that resolved the disputes and litigation between them in order to minimize the costs of litigation and the risk of economic loss to each of them individually and to KARSS (the "Argovitz Settlement Agreement";

WHEREAS, the parties hereto believes that its execution of this Agreement is in the best interest of the Tribe to preserve and protect the Project, from which all tribal members should benefit, and in order to move the Project forward in a timely manner without delay, the parties hereto




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desire to enter into this Agreement; and

WHEREAS, Lakes Entertainment and Lakes Resorts, to the best of their knowledge and based upon discussions with staff of the NIGC, believe this Agreement will be acceptable to the NIGC and the NIGC will take no affirmative action to nullify or otherwise disrupt this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Project Company, LASS, Lakes Entertainment and KARSS to enter into the KARSS Buyout Agreement and the Consulting Agreement (each as hereinafter defined), the parties agree as follows:

1. BUYOUT. Pursuant to that certain Buyout and Release Agreement dated January 30, 2003 between KARSS, the Project Company, Lakes Entertainment and LASS (the "KARSS Buyout Agreement") and for and in consideration of $1.00, KARSS has absolutely sold and conveyed to LASS all of KARSS's right, title and interest in the Project Company and each of the Joint Venture Documents (the "Transferred Rights"). Kean, as a 50% owner and member of KARSS, hereby acknowledges that his consent and agreement to the KARSS Buyout Agreement is granted in consideration of the additional terms and provisions of this Agreement, including without limitation, the loans to be provided under the Loan and Security Agreement referenced in Section 2 hereof.

2. LOAN AND SECURITY AGREEMENT/REPAYMENT OF SECURED OBLIGATIONS. In connection with this Agreement, Kean, as debtor, and Lakes Entertainment, LASS, Lakes Jamul, Inc., the Project Company, Lakes Kean Argovitz Resorts-California, L.L.C. and Lakes California Land Development, Inc.("Lakes California"), as secured parties, have entered into that certain Loan and Security Agreement of even date herewith (the "Loan and Security Agreement"), pursuant to which (a) Lakes California agreed to extend certain loans to Kean as more specifically provided therein and such secured parties have been granted a security interest in, among other things, Kean's rights and interests under this Agreement and the Consulting Agreement to secure said loans as well as the Kean Residential Loan Obligation (as defined below) and certain other obligations owed to such secured parties, all as more specifically described therein. Kean acknowledges and agrees that any amounts payable to him with respect to this Agreement and/or the Consulting Agreement (each such payment herein referred to as a "Contract Payment"), shall first be paid to each of the "Secured Parties" described in the Loan and Security Agreement until all of the "Secured Obligations" described therein have been indefeasibly paid in full; provided that prior to the occurrence of an Event of Default (as such term is defined in the Loan and Security Agreement) and provided that such payment does not represent proceeds arising from a sale or assignment of his rights under this Agreement and/or the Consulting Agreement, Kean shall be entitled to first receive fifty percent (50%) of such Contract Payment and the balance remaining shall then be applied to the Secured Obligations in such order of priority amongst such obligations as the secured parties shall determine. As used herein, the term "Kean Residential Loan Obligation" shall mean Kean's obligations to Lakes Entertainment now or hereafter owing and arising from (i) Lakes Entertainment's performance of that certain Commercial Guaranty Agreement dated November 6, 1999 to Hibernia National Bank which Guaranty secured Kean's Promissory Note dated November 22, 1999, as amended May 15, 2000, payable to the order of Hibernia in the original principal face amount of $1,986,995.09, and (ii) that certain related



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Agreement For Indemnification dated May 16, 2000 between Kean and Lakes
Entertainment. Kean acknowledges and agrees that as of September 30, 2002, the outstanding principal and interest balance of the Kean Residential Loan Obligation was $1,740,106 and $97,649, respectively, and further includes in addition thereto $25,000 in attorneys' fees due and owing to Lakes Entertainment in connection with the litigation and June 2002 settlement related to the Kean Residential Loan Obligation.

3. CONSENT TO TRANSFER TO LASS. The parties acknowledge, agree and consent that LASS intends to cause the Amended Development Documents to be transferred from the Project Company to LASS and upon the effective date of such transfer, LASS shall be deemed to be the "Project Company" for all purposes of this Agreement and shall be deemed to have succeeded to and assumed all of the Project Company's rights and obligations hereunder.

4. KARSS NOTE. Kean acknowledges and agrees that (a) LASS has released KARSS from its obligations under the KARSS Note and the KARSS Pledge Agreement pursuant to the KARSS Buyout Agreement (but is not otherwise satisfying or canceling such indebtedness, which indebtedness shall continue in full force and effect and continue to accrue interest in accordance with its original terms),
(b) LASS shall have no further obligation to make advances to KARSS or any other party under Section 4 of the Letter Agreement whether or not the rights set forth in Sections 2 or 4 hereof shall be ever exercised at a future date, and
(c) as of September 30, 2002, the outstanding principal and interest balances of the KARSS Note is $970,000 and $224,077 respectively and that no payments have been made on such Note since September 30, 2002.

5. RELEASE. Kean hereby releases the Project Company, Lakes Entertainment, Lakes Resorts, LASS, all of their subsidiaries, and each of their directors, officers, shareholders, employees, agents and attorneys (collectively, the "Lakes Related Parties"), and the Lakes Related Parties hereby release Kean from any claims or potential claims it or he has or may have against each other concerning the Project, the Project Company, the Joint Venture Documents or any of the Amended Development Documents for acts or omissions occurring on or prior to the effective date of this Agreement, but specifically excluding any claims arising from any misrepresentation, act or omission or failure to perform any obligation under this Agreement or the Consulting Agreement.

6. INDEMNIFICATION. Kean agrees to indemnify and hold harmless each of the Lakes Related Parties from any and all loss, costs and expenses (including, without limitation, all legal fees and costs) resulting from any misrepresentation of Kean to any of them under this Agreement and any claims or potential claims from third parties (and specifically including any claims of Willard Eugene "Bud" Smith or Eugene J. Kean) based on any prior dealings between such third parties and any of KARSS, Kean or Argovitz (collectively, the "KARSS Related Parties") concerning the Project, the Project Company and the subject matter of the Amended Development Documents provided that the Project Company shall remain responsible to perform its express obligations set forth in the Amended Development Documents. Without limiting the forgoing, Kean further acknowledges and agrees that he shall remain responsible for any such claims arising from Willard Eugene "Bud" Smith, Eugene J. Kean and Kean's spouse.



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Each of the Lakes Related Parties agrees to indemnify and hold harmless Kean from any and all loss, costs and expenses (including, without limitation, all legal fees and costs) resulting from any misrepresentation of any of them under this Agreement and any claims or potential claims from third parties (excluding the rights and obligations set forth in the Amended Management Agreement and any agreement expressly referred to therein) based on any prior dealings between such third parties and any of the Lakes Related Parties concerning the Project, the Project Company and the subject matter of the Amended Development Documents which were not permitted dealings thereunder or under the Joint Venture Documents.

7. NONCOMPETE/CONFIDENTIALITY. Unless otherwise agreed to by the Tribe, Kean agrees that (a) he shall and shall cause each entity in which he shall directly or indirectly own any equity interests (or if such entity is a publicly traded entity, any such entity in which he owns at least 10% of the outstanding voting equity interests), together with any officers, directors, equity owners, employees and agents of such entity (collectively, the "Noncompete Parties"), to comply with each of the noncompetition and confidentiality provisions set forth in the Amended Development Documents to the same extent as if any of such Noncompete Parties was the Project Company thereunder, each of which provisions are hereby incorporated by reference, and (b) in addition to the foregoing, that he shall not and shall cause each of the other Noncompete Parties to not directly or indirectly solicit or enter into any consulting, brokerage, management, financing or other similar agreement with any Indian tribe with respect to its gaming enterprise or with any party seeking such an agreement with such an Indian tribe or other gaming enterprise, related to a gaming enterprise located or to be located within a fifty (50) mile radius of the Shingle Springs Tribe's gaming enterprise or the Lake Tahoe area.

8.    REPRESENTATIONS AND WARRANTIES. Kean hereby represents and warrants that
(a) KARSS has transferred to the Project Company all rights and assets held by KARSS with respect to the Project, the Original Development Documents and the Amended Development Documents, (b) except for the Joint Venture Documents, the Amended Management Agreement and any agreement expressly referred to therein and any agreements referenced on Schedule 8(c) hereof, neither he nor KARSS has entered into any agreements or understandings with any party with respect to the Project or the Project Company, (c) neither he nor KARSS has taken any act or failed to take any act that would cause a default or breach by the Project Company of its obligations under the Amended Development Documents, except those acts referenced on Schedule 8(c) hereof, (d) neither he nor KARSS has directly or indirectly assigned, conveyed, pledged or otherwise transferred to any party any interest or rights in the Project, the Project Company or any revenues or profits to be derived therefrom except for the KARSS Pledge Agreement and other than any economic interest assigned to Kean's father, Eugene J. Kean, and (e) he has the full legal right and authority to execute, deliver and perform this Agreement and on behalf of KARSS, to execute, deliver and perform the KARSS Buyout Agreement, and the consent, authority or signature of no other party (including, without limitation, Eugene J. Kean) is required in connection therewith.

9. SETOFF/RECOUPMENT RIGHTS. The parties acknowledge and agree that each of the Lakes Related Parties (each of which shall be an intended third party beneficiary of this provision) shall have the right to setoff or recoup any amount owing to it by Kean (including without limitation, the Secured Obligations described in the Loan and Security Agreement) against any obligations



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owing by it to Kean under this Agreement, the Consulting Agreement and/or any related documents and agreements.

10. FURTHER ASSURANCES. Kean agrees to execute such additional documents and agreements as are necessary to effectuate the intents and purposes of this Agreement.

11. GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with Delaware law.

12. DISPUTE RESOLUTION/ARBITRATION. In connection with any dispute hereunder, the parties agree to negotiate in good faith for up to twenty days. If they are unable to resolve the dispute in such period, then either party may demand and such dispute shall be submitted to and resolve by binding arbitration in accordance with the following terms:

            (a) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Minneapolis Minnesota selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and
      (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. The arbitration requirement does not limit the right of any party to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver or the exercise of any foreclosure or self-help remedies, before during or after the pendency of any arbitration proceeding.

            (b) Arbitrator Powers. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (c) Miscellaneous. The arbitrator shall award all costs and expenses of the arbitration proceeding. To the maximum extent practicable, the AAA, the arbitrators and




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      the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

13. ADVERSE NIGC ACTION. The parties acknowledge and agree that an important purpose of this Agreement is to allow LASS and the Project Company to get immediate approval by the NIGC of the Amended Management Agreement and related documents if necessary and to immediately allow the Project to move forward. Should the NIGC take any action to nullify or otherwise disrupt this Agreement, then the parties shall immediately meet and negotiate in good faith to agree to such modifications as may be necessary to obtain such NIGC approval while still maintaining the intents and purposes of this Agreement, with any disputes related thereto resolved by arbitration under Section 12 above.

14. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that Kean may not assign his rights or obligations hereunder except with the prior written consent of LASS in its sole discretion.

15. MISCELLANEOUS. Time is of the essence in the performance of this Agreement. This Agreement, the documents referred to herein, the KARSS Buyout Agreement and the Joint Venture Documents embody the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that this Agreement shall not become effective until all parties have executed the same.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

  /s/ Kevin M. Kean
-------------------------------------
KEVIN M. KEAN


LAKES KAR-SHINGLE SPRINGS, L.L.C.
By: Kean Argovitz Resorts-Shingle Springs, L.L.C.
Its: Member

         By:  /s/ Kevin M. Kean
         ----------------------------
         Name:  Kevin M. Kean
         Its: Manager and Member


LAKES ENTERTAINMENT, INC.

By:  /s/ Timothy J. Cope
-------------------------------------
Timothy J. Cope
Its: Chief Financial Officer


LAKES SHINGLE SPRINGS, INC.

By:  /s/ Timothy J. Cope
-------------------------------------
Timothy J. Cope
Its: Chief Financial Officer



             [SIGNATURE PAGE TO CONSENT AND AGREEMENT TO BUYOUT AND
                        RELEASE-SHINGLE SPRINGS PROECT]